CUSTOMER'S AGREEMENT

To:      STIFEL, NICOLAUS & COMPANY, INCORPORATED
         (Hereinafter referred to as "You" or "Your")

         In consideration of your accepting or continuing one or more accounts of the undersigned (whether designated by name, number or otherwise) and your agreeing to act as brokers for the undersigned in respect to all accounts, the purchase or sale of securities or commodities or put and/or call options and whether upon margin or otherwise in which the undersigned now has or may at any future time have with you or your successor, including accounts from time to time closed and reopened, the undersigned agrees as follows:

         1. All transactions under this agreement shall be subject to the constitution, rules, regulations, customs and usages of the exchange or market, and its clearing house, if any, where the transactions are executed by you or your agents and, where applicable, to the provisions of the Securities Exchange Act of 1934, the Commodities Exchange Act, and present and future acts amendatory thereof and supplemental thereto, and the rules and regulations of the United States Securities and Exchange Commission, the Board of Governors of the Federal Reserve System and of the Commodity Futures Trading Commission.

         2. Whenever any statute shall be enacted which shall affect in any manner or be inconsistent with any of the provisions hereof, or whenever any rule or regulation shall be prescribed or promulgated by the New York Stock Exchange Inc., the National Association of Securities Dealers, Inc., the United States Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, and/or the Commodity Futures Trading Commission or such other securities, commodities, or option exchange or market as shall have jurisdiction in the premises which shall affect in any manner or be inconsistent with any of the provisions hereof, the provisions of this agreement so affected shall be deemed modified or superseded, as the case may be, by such statute, rule or regulation, and all other provisions of the agreement and the provisions as so modified or superseded, shall in all respects, continue to be in full force and effect.

         3. Except as herein otherwise expressly provided, no provision of this agreement shall in any respect be waived, altered, modified or amended unless such waiver, alteration, modification or amendment be committed to writing and signed by a member of your organization.

         4. All monies, securities, commodities or other property which you may at any time be carrying for the undersigned (either individually or jointly with others) or which may at any time be in your possession for any purpose, including safekeeping, shall be subject to a general lien for the discharge of all obligations of the undersigned to your, irrespective of whether or not you have made advances in connection with such securities, commodities or other property, and irrespective of the number of accounts the undersigned may have with you, with the right (where permitted by law) on your part to transfer money or securities from any of my accounts (otherwise from Regulated Commodity Accounts) to another when in your judgment such transfer may be necessary.

         5. All securities and commodities or any other property, now or hereafter held by you, or carried by you for the undersigned (either individually or jointly with others) or deposited to secure the same, may from time to time and without notice to me, be carried to your general loans and may be pledged, repledged, hypothecated or re-hypothecated, separately or in common with other securities and commodities or any other property, for the sum due to you thereon or for a greater sum as permitted by regulation, and without retaining in your possession and control for delivery a like amount of similar securities or commodities.

         6. Interest on debit balances shall be charged in accordance with your interest computation schedules provided under Rule 10b-16 of the Securities Exchange Act of 1934. All monies which the undersigned owes to you at any time shall be repayable to you at your principal office in the City of St. Louis. You may also charge my account with such usual and customary charges as you may make to cover your services and facilities.
The undersigned agrees to pay you upon demand the reasonable costs and expenses of collection of the debit balance and any unpaid deficiency in the accounts of the undersigned (either individually or jointly with others) with you, including, but not limited to, attorney's fees, incurred and payable or paid by you.

         7. You are hereby authorized, in your discretion, should the undersigned die or should you for any reason whatsoever deem it necessary for your project to sell any or all of the securities and commodities or other property which may be in your possession, or which you may be carrying for the undersigned (either individually or jointly with others) or to buy in any securities, commodities or other property of which the account or accounts of the undersigned may be short, or cancel any outstanding orders in order to close our the account or accounts of the undersigned in whole or in part or in order to close out any commitment made in behalf of the undersigned. Such sale, purchase or cancellation may be made according to your judgment and may be made at your discretion, on the exchange or other market where such business is then usually transacted, or at public auction or at private sale, without advertising the same without notice to the undersigned or to the personal representative of the undersigned, and without prior tender, demand or call of any kind upon the undersigned or upon the personal representatives of the undersigned (which are hereby expressly waived), and you may purchase the whole or any part thereof free from any right of redemption, and the undersigned shall remain liable for any deficiency, it being understood that a prior lender, demand or call of any kind from you, or prior notice from you, of the time and place of such sale or purchase shall not be considered a waiver of your right to sell or buy any securities and/or commodities and/or other property held by you, or owed you by the undersigned, at any time as hereinbefore provided.

         8. The undersigned will at all times maintain margins for said accounts, as required by you from time to time.

         9. The undersigned undertakes, at any time upon demand, to discharge obligations of the undersigned to you, or, in the event of a closing of any account of the undersigned in whole or in part to pay you the deficiency, if any, and no oral agreement or instructions to the contrary shall be recognized or enforceable.

         10. In case of the sale of any security, commodity, or other property by you at the direction of the undersigned and your inability to deliver the same to purchaser by reason of failure of the undersigned to supply you therewith, then and in such event, the undersigned authorizes you to borrow any security, commodity or other property necessary to make delivery thereof, and the undersigned hereby agrees to be responsible for any loss which you may sustain thereby and any premium which you may be required to pay thereon, and for any loss which you may sustain by reason of your inability to borrow the security-commodity or other property sold.

         11. It is understood and agreed that the undersigned, when placing with you any sell order for short account, will designate it as such and hereby authorize you to mark such order as being "short", and when placing with you any order for long account, will designate it as such and hereby authorizes you to mark such order as being "long". Any sell order which the undersigned shall designate as being for long account as above provided, is for securities then owned by the undersigned and if such securities are not then deliverable by you from any account of the undersigned, the placing of such order shall constitute a representation by the undersigned. It is impracticable for him then to delivery such securities to you but that he will deliver them as soon as it is possible for him to do so without undue inconvenience or expense.

         12. In all transactions between you and the undersigned, the undersigned understands that you are acting as the brokers of the undersigned, except when you disclose to the undersigned in writing at or before the completion of a particular transaction that you are acting, with respect to such transaction, as dealers for your own account or as brokers for some other person.

         13. Reports on the execution of orders and statements of the accounts of the undersigned shall be conclusive if not objected to in writing, the former within two days, and the latter within ten days, after forwarding by you to the undersigned by mail or otherwise.

         14. Communications may be sent to the undersigned at the address given by the undersigned upon opening an account, or at such other address as the undersigned may hereafter give you in writing, and all communications so sent, whether by mail, telegraph, messenger or otherwise, shall be deemed given to the undersigned personally, whether actually received or not.

         15. You will not be responsible for delays in the transmission of orders due to breakdown or failure of transmission or communication facilities or to any other cause or causes beyond your reasonable control or anticipation.

         16. You are authorized to hold securities of the undersigned in your name on behalf of the undersigned's account ("in street name"), and the undersigned understands and agrees that this arrangement is a service to the undersigned and does not establish a fiduciary relationship. The undersigned holds you free and harmless for any and all failure to notify the undersigned of any information and/or notices brought to your attention as nominee.

         17. Arbitration: The undersigned agrees, and by carrying an account for the undersigned you agree that all controversies which may arise between us concerning any transaction or the construction, performance, or breach of this or any other agreement between us, whether entered into prior, on or subsequent to the date hereof, shall be determined by arbitration. Any arbitration under this agreement shall be determined pursuant to the arbitration laws of the State of Missouri, before the American Arbitration Association, or before the New York Stock Exchange, Inc. or arbitration facility provided by any other exchange or the National Association of Securities Dealers Inc. and in accordance with its rules then obtaining. The undersigned may elect in the first instance whether arbitration shall be by the American Arbitration Association or by the New York Stock Exchange, Inc. or other exchange or market facility, but if the undersigned fails to make such election, by registered letter or telegram addressed to you at your main office, before the expiration of five days after receipt of a written request from you to make such election, then you may make such election. The award of the arbitrators, or of the majority of them, shall be final, and judgment upon the award rendered may be entered in any court, state or federal, having jurisdiction.

         18. This agreement and its enforcement shall be governed by the laws of the State of Missouri and its provisions shall be continuous; shall cover individually and collectively all accounts which the undersigned may open or re-open with you, and shall inure to the benefit of your present organization, and any successor organization, irrespective of any change or changes at any time in the personnel thereof, for any cause whatsoever, and of the assigns of your present organization or any successor organization, and shall be binding upon the undersigned, and/or the estate, executors, administrators and assigns of the undersigned. The invalidity, illegality or unenforceability of any particular provision of this agreement shall not affect the other provisions hereof, and this agreement shall be construed in all respects as if such invalid, illegal or unenforceable provisions were omitted.

         19. The undersigned, if an individual, represents that the undersigned is of legal age, and represents that the undersigned is not an employee of any exchange, or of any corporation of which any exchange owns a majority of the capital stock, or of a member of any exchange, or of a member firm or member corporation registered on any exchange, or of a bank, trust company, insurance company or of any corporation, firm or individual engaged in the business of dealing, either as broker or as principal, in securities, bills of exchange, acceptances or other forms of commercial paper, and that the undersigned will promptly notify you if the undersigned becomes so employed. The undersigned further represents that no one except the undersigned has an interest in the account or accounts of the undersigned with you.

         20. The undersigned understands that under Rule 14b-1(c) of the Securities Exchange Act, you are required to disclose to an issuer the name, address and securities position of your customers who are beneficial owners of that issuer's securities, unless the customer objects, and so the undersigned (either individually or jointly with others) hereby does not object to your disclosure of such information, unless the undersigned has otherwise object to same in writing.

         21. Until you receive written notice of revocation from the undersigned, you are hereby authorized to lend, to yourselves as brokers or to others, any securities held by you on margin for the account of, or under the control of, the undersigned.

         22. This Instrument sets forth the entire agreement with respect to any and all of the accounts of the undersigned with you, and supersedes any and all prior and/or contemporaneous agreements as well as all other agreements which exist between the undersigned and you to the extent that there is any conflict in those instruments; otherwise they are to be read in harmony with one another.

BY SIGNING THIS AGREEMENT I ACKNOWLEDGE THAT MY SECURITIES MAY BE LOANED TO YOU OR LOANED OUT TO OTHERS.



DATE: March 9, 1989              /S/PAUL C. DRUEKE,
                                 GENERAL PARTNER

                                 SIGNATURE OF CUSTOMER

ADDRESS: P.O. Box 364            ----------------------
         Caledonia, MI 49316

(IF THIS IS A JOINT ACCOUNT, ALL PERSONS MUST SIGN)
_______________________________________________________